UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2008

NUTRITION 21, INC.
(Exact name of registrant as specified in its charter)

New York	0-14983	11-2653613
(State or Other Jurisdiction of Incorporation)	(Commission file Number)	(IRS Employer Identification No.)

4 Manhattanville Road, Purchase, New York	10577
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (914) 701-4500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

Effective October 15, 2007, the Company entered into a consulting agreement with Peter C. Mann that will terminate on April 14, 2008 for a fee of $5,000 per month that was increased on December 17, 2007 to a fee of $15,000 per month. A copy of this consulting agreement was filed with the Securities and Exchange Commission as an Exhibit to a Report on Form 8-K dated October 17, 2007. Mr. Mann is a director of the Company.

On April 14, 2008, the Company entered into a consulting agreement with Mr. Mann that will be effective April 15, 2008 upon termination of his prior consulting agreement on April 14, 2008. This consulting agreement provides for a continuation of his $15,000 monthly consulting fee, and will continue on an at will basis until terminated on 30 days’ prior notice by the Company or Mr. Mann.

Item 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d) EXHIBITS	Description

10.1	Consulting Agreement with Peter C. Mann effective April 15, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Nutrition 21, Inc.
(Registrant)

Date: April 14, 2008	By: /s/ Gerard Butler
Gerard Butler
Co-Chief Executive Officer

By: /s/ Michael Fink
Michael Fink
Co-Chief Executive Officer

Index to Exhibits

EXHIBITS	Description

10.1	Consulting Agreement with Peter C. Mann, effective April 15, 2008